EXHIBIT 32.1

                   CERTIFICATION OF CEO AND CFO PURSUANT TO
                           18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Form 10-KSB of Rivoli Bancorp, Inc. (the Company) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), J. Patrick McGoldrick, Chief Executive Officer of the Company, and Geraldine Bolen, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ J. Patrick McGoldrick
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J. Patrick McGoldrick
Chief Executive Officer
March 25, 2005


/s/ Geraldine Bolen
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Geraldine Bolen
Chief Financial Officer
March 25, 2005

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.